Exhibit p.5

                      CODE OF ETHICS AND POLICIES GOVERNING
                        PERSONAL SECURITIES TRANSACTIONS

INTRODUCTION

This Code of Ethics and Policies Governing Personal Securities Transactions (the "Code") has been adopted by Shenkman Capital with respect to Shenkman Capital's investment advisory services to all of its clients (each, a "Client"), including a U. S. registered investment company or series thereof advised or sub-advised by Shenkman Capital (each, a "Fund"). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Client and addresses other situations involving a potential conflict of interest. Definitions of underlined terms are included in Annex 1.

This Code is intended to ensure that persons subject to the Code conduct themselves in accordance with the following principles:

       (i)     the duty at all times to place first the interests of Clients;

       (ii) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

       (iii) the fundamental standard that Shenkman Capital personnel not take inappropriate advantage of their positions.

1.     WHO IS COVERED BY THIS CODE

       This Code applies to all directors, officers and team members of Shenkman Capital. Certain provisions apply only to Access Persons and portfolio managers. Shenkman Capital forbids any Access Person from engaging in any conduct which is contrary to this Code or Shenkman Capital's Policies to Detect and Prevent Insider Trading and related policies and procedures. All Access Persons are subject to the Code's restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner, and other matters.

       Failure to comply with this Code is a very serious matter and may result in disciplinary action, including, among other things, monetary fines, profit disgorgement, and suspension or termination of employment.

PRE-CLEARANCE REQUIREMENT

       ACCESS PERSONS. All Access Persons must obtain prior written approval from the Review Officer (Richard Weinstein) or Assistant Review Officer (as designated by the Review Officer from time to time) before engaging in any personal securities transactions involving: (i) the securities of any company, (ii) shares of a Fund; (iii) an initial public offering;
       (iv) the private placement of securities; and (v) an investment opportunity of limited availability. FOR THE AVOIDANCE OF DOUBT, ALL ACCESS PERSONS ARE REQUIRED TO PRE-CLEAR PERSONAL SECURITIES
       TRANSACTIONS INVOLVING THE SECURITIES OF INVESTMENT GRADE, HIGH YIELD RATED, AND NON-RATED COMPANIES. Approvals will generally be valid until the close of business on the next business day after approval is granted.

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

PROHIBITED TRANSACTIONS

  (a)  ALL DIRECTORS, OFFICERS AND TEAM MEMBERS:

       (i) PROHIBITION AGAINST FRAUDULENT CONDUCT. No director, officer or team member may use any information concerning a security held or to be acquired for a Client Account or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Client. In addition, no director, officer or team member shall, directly or indirectly:

               (1) employ any device, scheme or artifice to defraud a Client or engage in any manipulative practice with respect to a Client;

               (2) make to a Client, any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

               (4) engage in any manipulative practice with respect to a Client.

       (ii) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, no director, officer or team member shall reveal information relating to the investment intentions or activities of any Client, or securities that are being considered for purchase or sale on behalf of any Client Account.

  (b) ACCESS PERSONS. In addition to the restrictions in Section 3(a), Access Persons are subject to the following restrictions:

       (i) BLACKOUT PERIOD. Access Persons shall not purchase or sell a Covered Security that is held in a Client Account in a transaction over which such Access Person has direct or indirect influence or control on a day during which he or she knew or should have known a Client Account has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. For purposes of this Section 3, the: (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security; (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; (iii) convertible preferred stock of an issuer shall be deemed to be the same security as both the common stock and fixed income securities of that issuer; and (iv) the options of an issuer shall be deemed to be the same as the common stock of that issuer.

               (1) BLACKOUT PERIOD EXCLUSIONS. The following transactions shall not be prohibited by this Code and are not subject to the pre-clearance requirements of Section 2 or the limitations of Section 3(b):

                     (A) purchases or sales over which the Access Person has no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the Access Person's home);

                     (B) purchases which are part of an automatic reinvestment plan;

                     (C) purchases or sales which are non-volitional on the part of the Access Person; and

                     (D) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

       (ii) UNDUE INFLUENCE. Access Persons shall not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a Client Account without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation,
               (i) Beneficial Ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the Access Person (or any party in which he or she has a significant interest) and such issuer or its affiliates.

       (iii) CORPORATE OPPORTUNITIES. Access Persons shall not take personal advantage of any opportunity properly belonging to a Client.

       (iv)    OTHER PROHIBITED TRANSACTIONS. Access Persons shall not:

               (1) induce or cause a Client Account to take actions or to fail to take action, for personal benefit rather than for the benefit of the Client Account;

               (2) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the Review Officer or Assistant Review Officer prior to or promptly after establishing such an account;

               (3) use knowledge of portfolio transactions of a Client Account for their personal benefit or the personal benefit of others; or

               (4) violate the provisions of the federal or state securities laws.

  (c) INITIAL PUBLIC OFFERINGS. Access Persons may not directly or indirectly acquire securities in an initial public offering without prior written approval from the Review Officer or Assistant Review Officer, which must be sought in accordance with the pre-clearance requirements of this section.

  (d) PRIVATE PLACEMENTS. Access Persons may not directly or indirectly acquire securities in a private placement unless the Review Officer or Assistant Review Officer determines whether the investment opportunity is appropriate, and therefore should be reserved, for a Client, and whether such opportunity is being offered to the Access Persons by virtue of Shenkman Capital's relationship with the Client. Any Access Persons who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer or Assistant Review Officer if he or she plays a material role in the Client's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Access Persons has previously disclosed the ownership of the privately placed security in compliance with the pre-clearance requirements of this section. Once disclosure is given, an independent review of the Client's investment decision will be made.

  (e) SERVICE AS A DIRECTOR. Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer or Assistant Review Officer that the board service would not conflict with the interests of any Client.

  (f)  PORTFOLIO MANAGERS. In addition to the restrictions set forth in this
       Section 3, no portfolio manager shall purchase or sell a Covered Security within seven calendar days before a Client Account trades in that same security and such portfolio manager made or participated in making the recommendation to trade that security for a Client Account. Any profits realized on trades within this proscribed period shall be disgorged and given to charity.

REPORTING REQUIREMENTS

  (a) REPORTING. Access Persons, must report to the Review Officer or Assistant Review Officer the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

  (b) EXCLUSIONS FROM REPORTING. Purchases or sales in Covered Securities in an account in which the Access Person has no direct or indirect control or with respect to transactions effected pursuant to an automatic investment plan are not subject to the reporting requirements of this Section.

  (c) INITIAL HOLDING REPORTS. No later than ten (10) days after an Access Person becomes subject to this Code he or she must report the following information:

       (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person has any direct or indirect Beneficial Ownership as of the date he or she became subject to this Code;

       (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person's direct or indirect benefit as of the date he or she became subject to this Code; and

       (iii)   the date that the report is submitted.

  (d) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, Access Persons must report the following information:

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

       (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the Access Person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price of the Covered Security at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (5)   the date that the report is submitted.

       (ii) with respect to any account established by the Access Person in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

               (1) the name of the broker, dealer or bank which established the account;

               (2)   the date the account was established; and

               (3)   the date that the report is submitted.

  (e) ANNUAL HOLDINGS REPORTS. Annually, all Access Persons must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

       (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;

       (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

       (iii)   the date that the report is submitted.

  (f) CERTIFICATION OF COMPLIANCE. All Access Persons are required to certify annually (in the form of Appendix P to the Manual) that they have received, read and understood the Code (and any amendments hereto) and recognize that they are subject to the Code. Further, all Access Persons are required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

  (g) ALTERNATIVE REPORTING. The submission to the Review Officer or Assistant Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of this Section 4.

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

  (h) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

  (i) ACCOUNT OPENING PROCEDURES. All Access Persons shall provide written notice to the Review Officer or Assistant Review Officer promptly after opening any account with any entity through which a Covered Securities transaction may be effected. In addition, Access Persons must promptly:

       (i) provide full access to a Client, its agents and attorneys to any and all records and documents which a Client considers relevant to any securities transactions or other matters subject to the Code;

       (ii) cooperate with a Client, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

       (iii) provide a Client, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

       (iv) promptly notify the Review Officer or Assistant Review Officer or such other individual as a Client may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

AUTHORITY TO EXEMPT TRANSACTIONS

  The Review Officer or Assistant Review Officer has the authority to exempt any Access Person or any personal securities transaction of a Access Person from any or all of the provisions of this Code if the Review Officer or Assistant Review Officer determines that such exemption would not be against any interests of a Client. The Review Officer or Assistant Review Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

REVIEW OFFICER

  (a) DUTIES OF REVIEW OFFICER. Mr. Richard H. Weinstein, the Compliance Officer of Shenkman Capital, has been appointed as the Review Officer. From time to time, the Review Officer may appoint one or more individuals to act as Assistant Review Officer(s). The Review Officer or the Assistant Review Officer shall:

       (i) review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

       (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

       (iii) compare, on a quarterly basis, all Covered Securities transactions with each Client's completed portfolio transactions to determine whether a Code violation may have occurred;

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

       (iv) maintain or cause to be maintained a signed acknowledgement by each person who is then subject to this Code; and

       (v) identify persons who are Access Persons and inform those persons of their requirements to obtain prior written approval from the Review Officer or Assistant Review Officer prior to directly or indirectly acquiring ownership of a security that is subject to the pre-clearance requirements of this Code.

  (b) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer or Assistant Review Officer may request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a material violation of the Code, a report will be made by the Review Officer or Assistant Review Officer with a recommendation of appropriate action to the President or Directors of Shenkman Capital.

  (c) REQUIRED RECORDS. The Review Officer or Assistant Review Officer shall maintain or cause to be maintained:

       (i) a copy of any code of ethics adopted by Shenkman Capital which has been in effect during the previous five (5) years in an easily accessible place;

       (ii) a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

       (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first three
               (3) calendar years plus the calendar year-to-date in an easily accessible place;

       (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Shenkman Capital, in an easily accessible place;

       (v) a copy of each written report and certification required pursuant to Section 6(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first three (3) calendar years plus the calendar year-to-date in an easily accessible place; and

       (vi) a record of any decision, and the reasons supporting the decisions, approving the acquisition by Access Persons of privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

  (d) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

       (i) same day trades: transactions by Access Persons occurring on the same day as the purchase or sale of the same security by a Client Account for which they are an Access Person.

       (ii) portfolio manager trades: transactions by a portfolio manager within seven calendar days before a Client Account trades in that same security and such portfolio manager made or participated in making the recommendation to trade that security for a Client Account.

       (iii) potential conflicts: transactions by Access Persons in securities, which are or have been held by a Client Account or are being or have been considered by Shenkman Capital for purchase by a Client Account.

       (iv) other activities: transactions which may give the appearance that an Access Person has executed transactions not in accordance with this Code.

  (e) SUBMISSION TO FUND BOARD. The Review Officer or Assistant Review Officer shall at least annually prepare a written report to the Board of Directors of a Fund listed in Annex 3 that:

       (i) describes any issues under this Code or its procedures since the last report to the Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

       (ii) certifies that Shenkman Capital has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

                      CODE OF ETHICS AND POLICIES GOVERNING
                        PERSONAL SECURITIES TRANSACTIONS

                              ANNEX 1: DEFINITIONS

Access Person means:
-------------------

       (i) each director or officer of Shenkman Capital, any team member or agent of Shenkman Capital, or any company in a control relationship to Shenkman Capital who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by Shenkman Capital on behalf of a Client Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

       (ii) any director or team member of Shenkman Capital, or other person, who provides investment advice on behalf of Shenkman Capital and is subject to the supervision and control of Shenkman Capital who: (a) has access to non-public information regarding any Clients' purchase or sale of securities, or non-public information regarding the portfolio holdings of any Fund; or (b) who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public; and

       (iii) any natural person in a control relationship to Shenkman Capital who obtains information concerning recommendations made to a Client by Shenkman Capital with regard to the purchase or sale of Covered Securities by Shenkman Capital on behalf of a Client Account.

Act means the Investment Company of 1940, as amended.

       Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

       Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

  (d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer or Assistant Review Officer based upon the facts and circumstances of a given situation.

  (e)  Covered Security means any security except:

       (i)     direct obligations of the Government of the United States;

       (ii)    banker's acceptances and bank certificates of deposits;

       (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

       (iv)    repurchase agreements covering any of the foregoing; and

       (v) shares of registered open-end investment companies other than exchange-traded funds and a Fund.

  (f) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

  (g)  Security held or to be acquired by a Client Account means

       (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Client Account or (y) is being or has been considered by the Client or its investment adviser for purchase by the applicable Client; and

       (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                   CODE OF ETHICS AND POLICIES GOVERNING
                      PERSONAL SECURITIES TRANSACTIONS

                                  ANNEX 2

                LIST OF ACCESS PERSONS - AS OF JULY 1, 2008

---------------------------------------------------------------------------
          EMPLOYEE                  ACCESS                AS OF DATE
                                    PERSON
---------------------------------------------------------------------------
Florence Alston                                    May 30, 2001
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Jordan Barrow                         X            June 21, 2004
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Ted Bernhard                          X            May 30, 2001
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Andrew Bernstein                      X            August 7, 2006
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Erin Cavanagh                         X            August 1, 2007
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Aspasia Christopoulos                 X            May 30, 2001
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Ray Condon                            X            May 27, 2003
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Stephanie Cribari                     X            March 15, 2007
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Jennifer Danis                        X            March 26, 2007
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Anna Danowska                         X            February 19, 2008
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Catherine DeClemente                  X            February 27, 2007
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Peter DeMasi                          X            November 27, 2006
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Eric Dobbin                           X            April 3, 2006
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Tom Doerner                           X            May 8, 2006
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Paul Drane                            X            May 15, 2006
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Jonathan Eng                          X            March 1, 2007
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Christopher Fischman                  X            June 20, 2007
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Mark Flanagan                         X            May 30, 2001
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Francis Gallo                         X            November 4, 2002
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Jeffrey Gallo                         X            September 6, 2005
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Jesse Girald                          X            October 2, 2006
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Sandra Guja                           X            April 27, 2007
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Paula Hackert                                      May 30, 2001
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Michelle Haggerty                     X            November 3, 2003
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Toni Harrison                         X            January 28, 2008
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Kim Hekking                           X            May 30, 2001
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Ruppert Hickman, II                   X            November 5, 2007
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Jason Hodes                           X            May 30, 2001
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Justin Hylwa                          X            July 9, 2007
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Shawn Kaye                            X            April 21, 2003
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Nicholas Keyes                        X            December 13, 2005
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Scott Leahy                           X            May 2, 2005
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Amy Levine                            X            November 12, 2002
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Angie Lopez                           X            September 11, 2007
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Stephanie Lopez                       X            August 27, 2007
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Nicole Lupo                           X            June 23, 2003
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

                           LIST OF ACCESS PERSONS

                        AS OF JULY 1, 2008 (CONT'D.)

---------------------------------------------------------------------------
          EMPLOYEE                  ACCESS                AS OF DATE
                                    PERSON
---------------------------------------------------------------------------
Robert Magness                        X            January 6, 2004
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John Magnoli                          X            June 18, 2007
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Lauren Maimone                        X            September 1, 2005
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Arelys Martinez                       X            May 30, 2001
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Andrew Mastrone                       X            May 16, 2007
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Colleen McBride                       X            September 21, 2005
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Michael McCaffery                     X            January 2, 2007
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Joshua McCord                         X            June 12, 2006
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Evan McGee                            X            December 31, 2003
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Eileen Meara                          X            May 30, 2001
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Gregory Naso                          X            August 8, 2005
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Kwok Ng                               X            December 23, 2002
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Lawrence Paltrowitz                   X            December 6, 2001
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Andrew Rice                           X            January 10, 2007
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Robert Rosenson                       X            April 2, 2007
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Nicholas Sarchese                     X            January 8, 2003
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Jonathan Savas                        X            April 12, 2004
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Steve Schweitzer                      X            May 30, 2001
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Stephen Sharkey                       X            November 27, 2006
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Greg Shenkman                         X            June 30, 2003
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Mark Shenkman                         X            May 30, 2001
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Todd Shirak                           X            March 24, 2003
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Lisa Siggia                           X            May 4, 2007
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Joseph Sorensen                       X            November 19, 2002
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Rob Stricker                          X            October 1, 2001
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Brian Swedrock                        X            November 14, 2006
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Christopher Sym                       X            November 21, 2005
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John Tosto                            X            October 3, 2005
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Beth Wahlig                           X            September 15, 2003
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Neil Wechsler                         X            July 1, 2002
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Richard Weinstein                     X            May 30, 2001
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Frank Whitley                         X            May 30, 2001
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Thomas Whitley                        X            March 28, 2008
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Michael Wise                          X            June 4, 2007
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

                      CODE OF ETHICS AND POLICIES GOVERNING
                        PERSONAL SECURITIES TRANSACTIONS

                                     ANNEX 3

                                  LIST OF FUNDS

                                 AS OF JULY 2008

Dreyfus Premier High Income Fund

Harbor High-Yield Bond Fund

Members High Income Fund

Members Ultra Series High Income Fund